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                GE CAPITAL MORTGAGE SERVICES, INC.,

                       Seller and Servicer


                               and


               STATE STREET BANK AND TRUST COMPANY,

                             Trustee


                 --------------------------------

                         AMENDMENT NO. 1

                   Dated as of February 5, 1998

                 --------------------------------


                        Amendment No. 1 to
                 Pooling and Servicing Agreement
                   dated as of January 1, 1998

           REMIC Multi-Class Pass-Through Certificates,

                          Series 1998-3



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



      AMENDMENT NO. 1, dated as of February 5, 1998, between GE
CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey (the
"Company"), and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation as Trustee (the "Trustee").

                 W I T N E S S E T H   T H A T:

      WHEREAS, the Company and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of January 1, 1998 (the "Agreement"), providing for the issuance of REMIC Multi-Class Pass-Through Certificates, Series 1998-3 (the "Certificates");

      WHEREAS, Section 10.01 of the Agreement provides that the Agreement may be amended from time to time by the Company and the Trustee for certain purposes without the consent of any Certificateholder provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder;

      WHEREAS, the Trustee has received an Opinion of Counsel to the foregoing effect;

      WHEREAS, Sections 5.01(b) of the Agreement sets forth the minimum denominations in which each Class of Certificates may be issued;

      WHEREAS, the Company and the Trustee desire to amend
Section 5.01(b) of the Agreement in order to reduce the minimum denominations of a certain Class of the Certificates;

      WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of this Amendment No. 1 to the Agreement, and all things necessary to make this Amendment No. 1 a valid agreement of the Company and the Trustee have been done;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Certificateholders, as follows:


                           ARTICLE ONE

      Section 1.01. Amendment of Section 5.01(b) of the
Agreement. Notwithstanding Section 5.01(b) of the Agreement, the following Class of Certificates may be issued and transferred in minimum denominations of $1,000: Class A10.

                           ARTICLE TWO

                     MISCELLANEOUS PROVISIONS

      Section 2.01. Capitalized Terms.  For all purposes of this
Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Agreement have the meanings specified in the Agreement.

      Section 2.02. Regarding the Trustee. All of the provisions of the Agreement with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

      Section 2.03. Continuing Effect. Except as expressly amended by this Amendment No. 1, the Agreement remains in full force and effect in accordance with its terms, and is hereby in all respects ratified and confirmed.

      Section 2.04. References to Agreement. All references to the Agreement in the Agreement, any Certificate or in any other document executed or delivered in connection therewith, shall, from and after the date hereof, be deemed a reference to the Agreement as amended hereby, unless the context expressly requires otherwise.

      Section 2.05. GOVERNING LAW.  THIS AMENDMENT NO. 1 SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
JURISDICTION WHICH GOVERN THE AGREEMENT AND ITS CONSTRUCTION.

      Section 2.06. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 2.07. Effectiveness. This Amendment No. 1 shall become effective as of the date first written above.


                               * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




                                GE CAPITAL MORTGAGE SERVICES, INC.


[Corporate Seal]                By /s/ Mary Kaplan
                                  -------------------------------
                                  Name: Mary Kaplan
                                  Title: Vice President

Attest:



/s/ Barbara A. Clemens
----------------------------
Name: Barbara A. Clemens
Title: Assistant Secretary

                                STATE STREET BANK AND TRUST COMPANY



[Corporate Seal]                By /s/ David Duclos
                                  -------------------------------
                                  Name: David Duclos
                                  Title: Assistant Vice President




/s/ Craig D. Lange
----------------------------
Name: Craig D. Lange
Title: Assistant Secretary

STATE OF NEW JERSEY  )
                     )  ss.:
COUNTY OF CAMDEN     )



      On the 5th day of February, 1998, before me personally came Mary Kaplan, to me known, who, being by me duly sworn, did depose and say that [s]he is Vice President of GE CAPITAL MORTGAGE SERVICES, INC., one of the corporations described in and which executed the foregoing instrument; that [s]he know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that [s]he signed his/her name thereto by like authority.




                                 /s/ Catherine T. Krier
                             ------------------------------
                                      Notary Public


[NOTARIAL SEAL]

COMMONWEALTH OF MASSACHUSETTS  )
                               )   ss.:
COUNTY OF SUFFOLK              )




      On 5th the day of February, 1998, before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared David Duclos, known to me who, being by me duly sworn, did depose and say that he resides at Boston, Massachusetts; that he is an Assistant Vice President of State Street Bank and Trust Company; one of the parties that executed the foregoing instrument; that he knows the seal of said Bank, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that she signed his name thereto by order of the Board of Directors of said Bank.




                                   /s/ Kim R. Holland
                             ------------------------------
                                      Notary Public